Exhibit 99.1
Thoughtworks Reports Third Quarter 2022 Financial Results
•Revenues of $332.4 million for the third quarter
•Reported revenue growth of 16.6%; 23.9% in constant currency for the third quarter
CHICAGO, IL., (November 14, 2022) – Thoughtworks Holding, Inc. (NASDAQ: TWKS) ("Thoughtworks" or the "Company"), a leading global technology consultancy, today reported results for the third quarter of 2022 and provided an updated financial outlook for the full year and fourth quarter of 2022.
Guo Xiao, Thoughtworks' Chief Executive Officer, said, "I am pleased to report better than expected results in our third quarter, driven by the continued demand for our digital transformation services. We delivered revenue of $332.4 million in the third quarter of 2022 reflecting year-on-year growth of 16.6% and 23.9% in constant currency. In this more measured buying environment clients continue to trust Thoughtworks to tackle their biggest technology challenges. By connecting strategy to execution through innovative experience design and world-class software engineering we add value to our clients' businesses."
Third quarter 2022 summary
•Revenues of $332.4 million, a year-over-year increase of 16.6%; 23.9% in constant currency1
•Net loss of $(31.4) million compared to $(25.2) million for the third quarter of 2021; net loss margin of (9.4)% compared to (8.9)% for the third quarter of 2021
•Adjusted EBITDA of $67.2 million compared to $66.5 million for the third quarter of 2021; Adjusted EBITDA Margin of 20.2% compared to 23.3% for the third quarter of 2021
•Diluted loss per common share of $(0.10) compared to $(0.10) for the third quarter of 2021
•Adjusted Diluted EPS of $0.08 compared to $0.14 for the third quarter of 2021
•Stock-based compensation of $48.9 million compared to $73.2 million for the third quarter of 2021
YTD third quarter 2022 summary
•Revenues of $985.5 million, a year-over-year increase of 25.8%; 31.3% in constant currency1
•Net loss of $(121.3) million compared to net income of $11.5 million for the nine months ended September 30, 2021; net loss margin of (12.3)% compared to net income margin of 1.5% for the nine months ended September 30, 2021
•Adjusted EBITDA of $198.6 million compared to $171.5 million for the nine months ended September 30, 2021; Adjusted EBITDA Margin of 20.1% compared to 21.9% for the nine months ended September 30, 2021
•Diluted loss per common share of $(0.39) compared to $(0.20) for the nine months ended September 30, 2021
•Adjusted Diluted EPS of $0.33 compared to $0.37 for the nine months ended September 30, 2021
1 Revenue Growth Rate at constant currency, Adjusted EBITDA, Adjusted Diluted EPS and certain other measures in this release, are non-GAAP financial measures. See “Non-GAAP financial measures” for how we define these measures and the financial tables that accompany this release for reconciliation of these measures to the closest comparable GAAP measures.

•Stock-based compensation of $224.8 million, which includes $47.7 million related to the approval of China SAFE during the first quarter2, compared to $83.4 million for the nine months ended September 30, 2021
Financial review of third quarter 2022 results
Revenues for the third quarter were $332.4 million, a year-over-year increase of 16.6%; 23.9% in constant currency. Revenues for the quarter reflect a foreign currency translation impact of negative 7.3%, compared with the negative 6.7% impact previously assumed. Adjusting for the actual foreign currency translation impact, our guided range for third quarter revenues was approximately $326 million to $327 million. Our third quarter revenues were approximately $5.4 million above the high point of this adjusted range and $3.4 million above the high point of our reported range of $329 million. Acquisitions completed in the last twelve months contributed approximately 3% to revenue growth in the quarter.
Gross margin for the third quarter was 29.0% compared to 35.5% in the third quarter of 2021, impacted by $33.4 million and $25.8 million, respectively, of stock-based compensation recorded in cost of revenues.
Adjusted Gross Margin for the third quarter was 40.7% compared to 45.7% in the third quarter of 2021.
Selling, general and administrative (“SG&A”) expenses for the third quarter were $89.6 million, 26.9% of revenues compared to $113.0 million, or 39.6% of revenues, for the third quarter of 2021.
Adjusted SG&A for the third quarter was $70.5 million, or 21.2% of revenues, compared to $63.4 million, or 22.2% of revenues, for the third quarter of 2021.
Net loss and net loss margin for the third quarter was $(31.4) million and (9.4)%, respectively, compared to $(25.2) million and (8.9)%, respectively, for the third quarter of 2021, impacted by stock-based compensation of $48.9 million and $73.2 million for the third quarter of 2022 and 2021 respectively.
Adjusted EBITDA for the third quarter was $67.2 million, an increase of 1.1% compared to the third quarter of 2021. Adjusted EBITDA Margin was 20.2% compared to 23.3% for the third quarter of 2021.
Diluted loss per common share for the third quarter was $(0.10) compared to $(0.10) for the third quarter of 2021.
Adjusted Diluted EPS for the third quarter of $0.08 compared to $0.14 for the third quarter of 2021, after adjusting for $15.4 million of unrealized foreign exchange losses, $48.9 million of stock-based compensation, $3.4 million of intangibles amortization, $1.7 million of acquisition costs, $0.8 million of non-recurring professional fees, $3.0 million of employer payroll related expense on employee equity incentive plan, $(3.0) million of change in fair value of contingent consideration and $(12.2) million in income tax effects for the aforementioned adjustments. Our guided range for third quarter Adjusted Diluted EPS was $0.10 to $0.11, compared to our reported Adjusted Diluted EPS for the third quarter of $0.08, primarily due to lower than expected income tax benefits.
2 During the first quarter, the Company recorded stock-based compensation expense for equity awards that were previously awarded to participants but were contingent upon the successful and active registration with the State Administration of Foreign Exchange of the People's Republic of China (“China SAFE”), which occurred on February 25, 2022.

We saw strong growth for the quarter across all regions. Revenue growth by customer location was as follows:
•Geographic revenues increased: North America 24.7%; Europe 15.0%; LATAM 13.3%; and APAC 9.7% compared with the third quarter of 2021.
We also saw continued growth across our industry verticals during the quarter. Revenue growth by industry was as follows:
•Industry vertical revenues increased: Technology and business services 25.5%; Automotive, travel and transportation 23.5%; Financial services and insurance 17.7%; Energy, public and health services 16.5%; and Retail and consumer in line (0.3%) compared with the third quarter of 2021.
Financial review of YTD third quarter 2022 results
Revenues for the nine months ended September 30, 2022 were $985.5 million, a year-over-year increase of 25.8%; 31.3% in constant currency. Acquisitions completed in the last twelve months contributed approximately 2% to revenue growth for the nine months ended September 30, 2022.
Our overall bookings for the trailing twelve months ended September 30, 2022 increased by 19.1% year on year to $1.5 billion. For the trailing twelve months ended September 30, 2022, we had 41 clients with bookings greater than $10 million compared to 33 clients for the trailing twelve months ended September 30, 2021.
Gross margin for the nine months ended September 30, 2022 was 25.0% compared to 39.9% for the nine months ended September 30, 2021, impacted by $155.8 million and $29.1 million, respectively, of stock-based compensation2 recorded in cost of revenues.
Adjusted Gross Margin for the nine months ended September 30, 2022 was 42.3% compared to 44.7% for the nine months ended September 30, 2021.
SG&A expenses for the nine months ended September 30, 2022 were $297.6 million, 30.2% of revenues, compared to $248.4 million, or 31.7% of revenues, for the nine months ended September 30, 2021, impacted by $69.1 million and $54.4 million, respectively, of stock-based compensation2.
Adjusted SG&A for the nine months ended September 30, 2022 was $221.6 million, or 22.5% of revenues, compared to $178.7 million, or 22.8% of revenues, for the nine months ended September 30, 2021.
Net loss and net loss margin for the nine months ended September 30, 2022 were $(121.3) million and (12.3)%, respectively, compared to net income and net income margin of $11.5 million and 1.5%, respectively, for the nine months ended September 30, 2021, impacted by stock-based compensation2 of $224.8 million and $83.4 million for the nine months ended September 30, 2022 and 2021, respectively.
Adjusted EBITDA for the nine months ended September 30, 2022 was $198.6 million, an increase of 15.8% compared to the nine months ended September 30, 2021. Adjusted EBITDA Margin for the nine months ended September 30, 2022 was 20.1% compared to 21.9% for the nine months ended September 30, 2021.
Diluted loss per common share for the nine months ended September 30, 2022 was $(0.39) compared to $(0.20) for the nine months ended September 30, 2021.
Adjusted Diluted EPS for the nine months ended September 30, 2022 was $0.33 compared to $0.37 for the nine months ended September 30, 2021, after adjusting for $25.0 million of unrealized foreign exchange losses, $224.8 million of stock-based compensation2, $9.7 million of intangibles amortization, $3.0 million of acquisition costs, $1.6 million of non-recurring professional fees, $6.4 million of employer payroll related expense on employee equity incentive plan, $0.3 million of final tax assessment for closed operations, $(2.4) million of change in fair value of contingent consideration and $(39.4) million in income tax effects for the aforementioned adjustments.
We saw strong growth for the nine months ended September 30, 2022 across all regions. Revenue growth by customer location was as follows:
•Geographic revenues increased: North America 31.6%; LATAM 23.4%; APAC 22.7%; and Europe 21.9% compared with the nine months ended September 30, 2021.
We also continued to see strong growth across our industry verticals during the nine months ended September 30, 2022. Revenue growth by industry was as follows:
•Industry vertical revenues increased: Financial services and insurance 42.1%; Technology and business services 30.1%; Retail and consumer 24.8%; Automotive, travel and transportation 19.9%; and Energy, public and health services 15.4% compared with the nine months ended September 30, 2021.
We continue to have strong liquidity. We had cash and cash equivalents of $184.5 million as of September 30, 2022, along with $165.0 million of borrowing capacity under our revolving credit line. Our total debt outstanding, before deferred financing fees, was $404.3 million at September 30, 2022. Cash flow provided by operations was $34.9 million in the third quarter of 2022 compared to $35.2 million in the third quarter of 2021 and $56.3 million for the nine months ended September 30, 2022 compared to $95.5 million for the nine months ended September 30, 2021. Free Cash Flow in the third quarter of 2022 was $27.7 million compared to $27.5 million in the third quarter of 2021 and $36.7 million for the nine months ended September 30, 2022 compared to $74.0 million for the nine months ended September 30, 2021.
Financial outlook
Thoughtworks provides the following updated outlook for the fourth quarter and full year 2022:
Fourth quarter
Thoughtworks expects the following for the fourth quarter:
•Revenues in the range of $303 million to $309 million, reflecting year-over-year growth of 5.6% to 7.7%; or 14.2% to 16.3% in constant currency. Acquisitions are expected to contribute approximately 3% to year-over-year revenue growth in the quarter;
•Adjusted EBITDA Margin in the range of 17.0% to 18.0%;
•Adjusted Diluted EPS in the range of $0.08 to $0.09 for the quarter, assuming a weighted average of 330 million diluted outstanding shares for the quarter; and
•Stock-based compensation expense of $29 million for the quarter.
Full year
Thoughtworks now expects the following for the full year:
•Revenue growth in the range of 20.4% to 21.0%; or 26.7% to 27.3% in constant currency. Reported revenue growth includes a negative foreign currency translation impact of approximately 6.3%. Acquisitions are expected to contribute approximately 2% to year-over-year revenue growth;
•Adjusted EBITDA Margin in the range of 19.4% to 19.6%; and

•Adjusted Diluted EPS in the range of $0.40 to $0.41 for the year, assuming a weighted average of 331 million diluted outstanding shares for the year.
Conference call information
Thoughtworks will host a conference call and webcast at 8:00 a.m. Eastern Time on Monday, November 14, 2022, to discuss our financial results. To access the conference call and webcast and the accompanying slide presentation, which has additional information regarding Thoughtworks' operating results, you can visit our investor relations website at https://investors.thoughtworks.com. A replay of the webcast will be made available on our investor relations website at https://investors.thoughtworks.com. Information on Thoughtworks' website is not part of this press release.
About Thoughtworks
Thoughtworks is a global technology consultancy that integrates strategy, design and engineering to drive digital innovation. We are over 12,500 Thoughtworkers strong across 50 offices in 183 countries. Over the last 25+ years, we've delivered extraordinary impact together with our clients by helping them solve complex business problems with technology as the differentiator.
Investor contact:
Thoughtworks Holding, Inc.
Investor Relations: investor-relations@thoughtworks.com
Press contact:
Thoughtworks Holding, Inc.
Linda Horiuchi: linda.horiuchi@thoughtworks.com
Thoughtworks uses and intends to continue to use our investor relations website at https://investors.thoughtworks.com and social media, @thoughtworks on Twitter and LinkedIn, as a means of publicly disclosing material information and for complying with our disclosure obligations under Regulation Fair Disclosure. Investors should monitor these channels in addition to following the company’s press releases, SEC filings, public conference calls and webcasts.
Forward-looking statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: the statements under "Financial outlook," including expectations relating to revenues and other financial or business metrics; statements regarding relationships with clients and business momentum; and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the effects of competition on the future business of Thoughtworks; uncertainty regarding the demand for and market utilization of our services; the ability to maintain or acquire new client
3 As of September 30, 2022, we were in 17 countries. We formally established operations in Vietnam as of October 10, 2022.

relationships; general business and economic conditions (including such conditions related to inflation and foreign currency exchange rates); the current and future impact of the COVID-19 pandemic on Thoughtworks' business and industry; and our ability to successfully execute our growth strategy and strategic plans. For additional information concerning these and other risks and uncertainties, please see Thoughtworks' latest Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings and reports that Thoughtworks may file from time to time with the SEC. Except as required by law, Thoughtworks assumes no obligation, and does not intend, to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Non-GAAP financial measures
Certain financial metrics contained in this press release are considered non-GAAP financial measures. Definitions of and the related reconciliations for these non-GAAP financial measures can be found below. We use these non-GAAP measures in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations. However, non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. For example, many of the non-GAAP financial measures used herein exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy.
Certain non-GAAP measures related to our financial outlook included in this press release and the associated webcast were not reconciled to the comparable GAAP financial measures because the GAAP measures are not assessable on a forward-looking basis. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation, acquisitions, income tax effects of adjustments and other items. The unavailable information could have a significant impact on the Company's GAAP financial results. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.
Revenue Growth Rate and Revenue Growth Rate at constant currency
Certain of our subsidiaries use functional currencies other than the U.S. dollar and the translation of these foreign currency amounts into U.S. dollars can impact the comparability of our revenues between periods. Accordingly, we use Revenue Growth Rate at constant currency as an important indicator of our underlying performance. Revenue Growth Rate at constant currency is calculated by applying the average exchange rates in effect during the earlier comparative fiscal period to the later fiscal period.
Adjusted Gross Profit and Adjusted Gross Margin
We define gross profit as total revenues less cost of revenues. We define Adjusted Gross Profit as gross profit excluding stock-based compensation expense, employer payroll related expense on employee equity incentive plan and depreciation expense. We calculate Adjusted Gross Margin by dividing Adjusted Gross Profit by total revenues. Our management uses Adjusted Gross Profit to assess overall performance and profitability, without regard to the aforementioned adjustments, which are unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted SG&A and Adjusted SG&A Margin
We define Adjusted SG&A as selling, general and administrative expense excluding stock-based compensation expense, employer payroll related expense on employee equity incentive plan, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, tender offer compensation expense that is considered one-time in nature and IPO-related costs. We calculate Adjusted SG&A Margin by dividing Adjusted SG&A by total revenues.
Our management uses Adjusted SG&A and Adjusted SG&A Margin to assess our overall performance, without regard to items such as stock-based compensation expense and other items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted Net Income and Adjusted Diluted EPS
We define Adjusted Net Income as net (loss) income adjusted for unrealized loss on foreign currency exchange, stock-based compensation expense, employer payroll related expense on employee equity incentive plan, amortization of acquisition-related intangibles, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, tender offer compensation expense that is considered one-time in nature, IPO-related costs, the change in fair value of contingent consideration, final tax assessment for closed operations and income tax effects of adjustments.
We define Adjusted Diluted EPS as diluted (loss) earnings per common share, with the numerator adjusted for the aforementioned adjustments to Adjusted Net Income. In other words, the numerator for Adjusted Diluted EPS utilizes Adjusted Net Income. We calculate Adjusted Diluted EPS by dividing Adjusted Net Income, after adjusting for preferred stock dividends, resulting in Adjusted Net Income attributable to common shareholders, by diluted weighted average shares outstanding.
Our management uses Adjusted Net Income and Adjusted Diluted EPS to assess our overall performance, without regard to items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations, net of the income tax effects of adjustments.
Our management uses Adjusted Net Income for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net (loss) income adjusted to exclude income tax expense, interest expense, other income (expense), net, unrealized loss on foreign currency exchange, stock-based compensation expense, employer payroll related expense on employee equity incentive plan, depreciation and amortization expense, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue generating operations, tender offer compensation expense that is considered one-time in nature, IPO-related costs and final tax assessment for closed operations. We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA by total revenues.

Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company's operating performance without regard to the aforementioned adjustments that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired or costs that are unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations.
Our management uses Adjusted EBITDA and Adjusted EBITDA Margin for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities less cash used for purchases of property and equipment. We believe that Free Cash Flow is a useful indicator of liquidity for investors and is used by our management as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that Free Cash Flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenues	$332,447	$285,051	$985,494	$783,145
Operating expenses:
Cost of revenues	236,007	183,945	739,097	471,047
Selling, general and administrative expenses	89,559	113,019	297,587	248,366
Depreciation and amortization	5,303	4,173	15,364	13,007
Total operating expenses	330,869	301,137	1,052,048	732,420
Income (loss) from operations	1,578	(16,086)	(66,554)	50,725
Other (expense) income:
Interest expense	(5,871)	(6,734)	(15,502)	(20,316)
Net realized and unrealized foreign currency loss	(13,127)	(1,934)	(21,614)	(3,608)
Other income (expense), net	2,056	162	1,731	306
Total other (expense) income	(16,942)	(8,506)	(35,385)	(23,618)
(Loss) income before income taxes	(15,364)	(24,592)	(101,939)	27,107
Income tax expense	16,027	643	19,348	15,605
Net (loss) income	$(31,391)	$(25,235)	$(121,287)	$11,502

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(18,110)	(7,109)	(42,391)	(9,002)
Comprehensive (loss) income	$(49,501)	$(32,344)	$(163,678)	$2,500

Net loss per common share:
Basic loss per common share	$(0.10)	$(0.10)	$(0.39)	$(0.20)
Diluted loss per common share	$(0.10)	$(0.10)	$(0.39)	$(0.20)

Weighted average shares outstanding:
Basic	311,621,233	241,351,052	309,481,860	237,121,811
Diluted	311,621,233	241,351,052	309,481,860	237,121,811

Stock-based compensation expense included in the condensed consolidated statements of (loss) income and comprehensive (loss) income was as follows:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Cost of revenues	$33,426	$25,756	$155,771	$29,071
Selling, general and administrative expenses	15,479	47,420	69,056	54,357
Total stock-based compensation expense	$48,905	$73,176	$224,827	$83,428

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$184,544	$368,209
Trade receivables, net of allowance of $11,734 and $8,916, respectively	145,686	145,874
Unbilled receivables	172,766	104,057
Prepaid expenses and other current assets	33,438	60,799
Total current assets	536,434	678,939
Property and equipment, net	37,656	34,500
Right-of-use assets	38,168	—
Intangibles and other assets:
Goodwill	394,398	346,719
Trademark	273,000	273,000
Customer relationships, net	123,962	125,867
Other non-current assets	30,401	25,125
Total assets	$1,434,019	$1,484,150
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,799	$4,773
Long-term debt - current	7,150	7,150
Income taxes payable	31,408	15,693
Accrued compensation	113,120	87,059
Deferred revenue	2,352	13,807
Value-added tax and sales tax payable	1,826	7,954
Accrued expenses	27,500	44,094
Lease liabilities, current	15,076	—
Total current liabilities	203,231	180,530
Lease liabilities, non-current	25,888	—
Long-term debt, less current portion	393,492	497,380
Deferred tax liabilities	61,424	78,944
Other long-term liabilities	20,326	18,805
Total liabilities	704,361	775,659
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 100,000,000 shares authorized, zero issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized, 365,376,105 and 356,117,752 issued, 314,733,382 and 305,132,181 outstanding at September 30, 2022 and December 31, 2021, respectively	365	356
Treasury stock, 50,642,723 and 50,985,571 shares at September 30, 2022 and December 31, 2021, respectively	(625,155)	(629,424)
Additional paid-in capital	1,572,038	1,390,630
Accumulated other comprehensive loss	(53,254)	(10,863)
Retained deficit	(164,336)	(42,208)
Total stockholders' equity	729,658	708,491
Total liabilities and stockholders' equity	$1,434,019	$1,484,150

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(121,287)	$11,502
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	25,561	21,702
Bad debt expense (recovery)	2,447	(611)
Deferred income tax benefit	(24,087)	(12,209)
Stock-based compensation expense	224,481	82,836
Unrealized foreign currency exchange losses	24,953	3,912
Non-cash lease expense on right-of-use assets	13,807	—
Other operating activities, net	(546)	1,360
Changes in operating assets and liabilities:
Trade receivables	(10,803)	(3,960)
Unbilled receivables	(78,445)	(39,670)
Prepaid expenses and other assets	(4,856)	(29,147)
Lease liabilities	(11,842)	—
Accounts payable	(177)	1,602
Accrued expenses and other liabilities	17,135	58,182
Net cash provided by operating activities	56,341	95,499
Cash flows from investing activities:
Purchase of property and equipment	(19,672)	(21,504)
Proceeds from disposal of fixed assets	437	375
Acquisitions, net of cash acquired	(70,011)	(44,759)
Net cash used in investing activities	(89,246)	(65,888)
Cash flows from financing activities:
Proceeds from initial public offering, net of issuance costs and underwriting discounts	—	314,716
Proceeds from issuance of Series A redeemable convertible preferred stock, net of issuance costs	—	380,994
Proceeds from issuance of Series B redeemable convertible preferred stock, net of issuance costs	—	122,228
Proceeds from issuance of common stock	—	1,873
Payments of obligations of long-term debt	(105,363)	(234,921)
Payments of debt issuance costs	—	(7,098)
Proceeds from borrowings on long-term debt	—	401,285
Proceeds from issuance of common stock on exercise of options, net of employee tax withholding	5,651	(885)
Shares and options purchased under tender offer	—	(701,960)
Dividends paid	—	(315,003)
Withholding taxes paid on tender offer	(15,469)	—
Withholding taxes paid on dividends previously declared	(10,009)	—
Withholding taxes paid related to net share settlement of equity awards	(33,017)	—
Other financing activities, net	(6)	1,317
Net cash used in financing activities	(158,213)	(37,454)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(18,032)	(3,394)
Net decrease in cash, cash equivalents and restricted cash	(209,150)	(11,237)
Cash, cash equivalents and restricted cash at beginning of the period	394,942	492,199
Cash, cash equivalents and restricted cash at end of the period	$185,792	$480,962

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Nine months ended September 30,
	2022	2021
Supplemental disclosure of cash flow information:
Interest paid	$14,486	$18,736
Income taxes paid	$22,830	$21,307

Supplemental disclosures of non-cash financing activities:
Withholding taxes payable included within accrued expenses	$—	$34,539
Withholding taxes payable included within accrued compensation	$11,534	$—
Option costs receivable included within prepaid expenses and other current assets	$105	$—
Conversion of convertible preferred stock to common stock	$—	$826,022
Net settlement on exercise of shares	$—	$3,611

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$184,544	$452,810
Restricted cash included in other current assets	—	26,827
Restricted cash included in other non-current assets	1,248	1,325
Total cash, cash equivalents and restricted cash	$185,792	$480,962

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(31,391)	$(25,235)	$(121,287)	$11,502
Income tax expense	16,027	643	19,348	15,605
Interest expense	5,871	6,734	15,502	20,316
Other (income) expense, net	(2,056)	(162)	(1,731)	(306)
Unrealized foreign exchange losses	15,446	1,393	24,953	3,912
Stock-based compensation	48,905	73,192	224,827	83,428
Depreciation and amortization	8,905	7,661	25,561	21,702
Acquisition costs (a)	1,742	450	3,044	7,936
Certain professional fees (b)	766	145	1,632	1,991
Non-recurring tender offer compensation expense (c)	—	—	—	2,715
IPO-related costs (d)	—	1,638	—	2,713
Employer payroll related expense on employee equity incentive plan (e)	2,950	—	6,447	—
Final tax assessment for closed operations (f)	—	—	258	—
Adjusted EBITDA	$67,165	$66,459	$198,554	$171,514
Net (loss) income margin	(9.4)%	(8.9)%	(12.3)%	1.5%
Adjusted EBITDA Margin	20.2%	23.3%	20.1%	21.9%

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net (loss) income allocated to common shareholders	$(31,391)	$(25,235)	$(121,287)	$(48,140)
Preferred stock dividends	—	—	—	59,642
Net (loss) income	(31,391)	(25,235)	(121,287)	11,502
Unrealized foreign exchange losses	15,446	1,393	24,953	3,912
Stock-based compensation	48,905	73,192	224,827	83,428
Amortization of acquisition-related intangibles	3,449	3,018	9,744	9,051
Acquisition costs (a)	1,742	450	3,044	7,936
Certain professional fees (b)	766	145	1,632	1,991
Non-recurring tender offer compensation expense (c)	—	—	—	2,715
IPO-related costs (d)	—	1,638	—	2,713
Employer payroll related expense on employee equity incentive plan (e)	2,950	—	6,447	—
Final tax assessment for closed operations (f)	—	—	258	—
Change in fair value of contingent consideration (g)	(2,955)	—	(2,427)	—
Income tax effects of adjustments (h)	(12,154)	(17,413)	(39,433)	(26,635)
Adjusted Net Income	$26,758	$37,188	$107,758	$96,613

GAAP diluted weighted average common shares outstanding	311,621,233	241,351,052	309,481,860	237,121,811
Employee stock options and RSUs	19,938,732	20,968,124	20,760,011	20,839,475
Adjusted diluted weighted average common shares outstanding	331,559,965	262,319,176	330,241,871	257,961,286
GAAP diluted loss per common share	$(0.10)	$(0.10)	$(0.39)	$(0.20)
Adjusted Diluted EPS	$0.08	$0.14	$0.33	$0.37

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Gross profit, GAAP	$96,440	$101,106	$246,397	$312,098
Stock-based compensation	33,426	25,756	155,771	29,071
Employer payroll related expense on employee equity incentive plan (e)	1,875	—	4,152	—
Depreciation expense	3,603	3,488	10,198	8,695
Adjusted Gross Profit	$135,344	$130,350	$416,518	$349,864
Gross margin, GAAP	29.0%	35.5%	25.0%	39.9%
Adjusted Gross Margin	40.7%	45.7%	42.3%	44.7%

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
SG&A, GAAP	$89,559	$113,019	$297,587	$248,366
Stock-based compensation	(15,479)	(47,420)	(69,056)	(54,357)
Acquisition costs (a)	(1,742)	(450)	(3,044)	(7,936)
Certain professional fees (b)	(766)	(145)	(1,632)	(1,991)
Non-recurring tender offer compensation expense (c)	—	—	—	(2,715)
IPO-related costs (d)	—	(1,638)	—	(2,713)
Employer payroll related expense on employee equity incentive plan (e)	(1,075)	—	(2,295)	—
Adjusted SG&A	$70,497	$63,366	$221,560	$178,654
SG&A margin, GAAP	26.9%	39.6%	30.2%	31.7%
Adjusted SG&A Margin	21.2%	22.2%	22.5%	22.8%
(a)Reflects costs for certain professional fees and retention wage expenses related to certain acquisitions.
(b)Adjusts for certain transaction expenses, non-recurring legal expenses, and one-time professional fees.
(c)Adjusts for the additional compensation expense related to the tender offer completed in the first quarter of 2021.
(d)Adjusts for IPO-readiness costs and expenses that do not qualify as equity issuance costs.
(e)We exclude employer payroll related expense on employee equity incentive plan as these expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise. As a result, these expenses may vary in any particular period independent of the financial and operating performance of our business.
(f)Adjusts for certain tax related expenses related to final tax assessments from closing operations in Uganda, which was completely shut down in 2015.
(g)Adjusts for the non-cash adjustment to the fair value of contingent consideration.
(h)Adjusts for the income tax effects of the foregoing adjusted items.

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$34,864	$35,203	$56,341	$95,499
Purchase of property and equipment	(7,213)	(7,680)	(19,672)	(21,504)
Free Cash Flow	$27,651	$27,523	$36,669	$73,995